UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2014

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918-573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On June 24, 2014, The Williams Companies, Inc. (the “Company”) completed a $1.9 billion registered offering of debt securities (the “Offering”), consisting of $1,250,000,000 aggregate principal amount of its 4.550% Senior Notes due 2024 (the “2024 Notes”) and $650,000,000 aggregate principal amount of its 5.750% Senior Notes due 2044 (the “2044 Notes” and, together with the 2024 Notes, the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-181644) of the Company (the “Registration Statement”), and the prospectus supplement dated June 19, 2014 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 20, 2014 (the “Prospectus Supplement”).

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of December 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of June 24, 2014, between the Company and the Trustee. Each series of Notes is represented by a global security, a form of which is included as an exhibit to the Supplemental Indenture. The Indenture contains covenants that, among other things, restrict the Company’s ability to incur liens on assets to secure certain debt and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions. In addition, prior to earlier of (1) the date on which the GIP Purchase (as defined below) is consummated and (2) the date on which the Company redeems each series of Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes pursuant to the special mandatory redemption or special optional redemption provisions described below, the Company will not, and will not permit any of its subsidiaries to, use the net proceeds from the issuance of the Notes for any purpose other than making investments in certain cash equivalents or consummating the GIP Purchase. Upon the consummation of the GIP Purchase, the covenant described in the preceding sentence will automatically cease to be of any force or effect.

The Notes will pay interest semi-annually in cash in arrears on June 24 and December 24 of each year, beginning on December 24, 2014. The Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.

The Notes were issued in connection with the Company’s proposed purchase (the “GIP Purchase”) of certain limited partner and general partner interests in Access Midstream Partners, L.P. from certain entities managed by Global Infrastructure Management, L.L.C. If the GIP Purchase has not closed by December 31, 2014, the Company will be required to redeem the Notes of each series, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount of the Notes of such series, plus accrued and unpaid interest thereon to the redemption date. The Notes of both series may also be redeemed at the Company’s option, in whole but not in part, at any time prior to December 31, 2014 at a redemption price equal to 101% of the aggregate principal amount of the Notes of the applicable series to be redeemed, plus accrued and unpaid interest thereon to the redemption date, if, in the Company’s judgment, the GIP Purchase will not be consummated on or prior to December 31, 2014 on substantially the terms described in the Prospectus Supplement. The Company may also redeem some or all of the Notes of each series at any time or from time to time prior to March 24, 2024, in the case of the 2024 Notes, or December 24, 2043, in the case of the 2044 Notes, at a specified “make-whole” premium for each series of Notes described in the Indenture. The Company also has the option, with respect to the 2024 Notes, at any time on or after March 24, 2024, and with respect to the 2044 Notes, at any time on or after December 24, 2043, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report. The descriptions of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 7.01. Regulation FD Disclosure.

On June 24, 2014, the Company issued a press release announcing the completion of the Offering. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 24, 2014, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated June 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

/s/ William H. Gault
Name: William H. Gault
Title: Assistant Secretary

DATED: June 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 24, 2014, between The Williams Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release dated June 24, 2014.